SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

LEXINGTON REALTY TRUST
(Name of Registrant as Specified In Its Charter)

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LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2021
To the Shareholders of
Lexington Realty Trust:
The 2021 Annual Meeting of Shareholders of Lexington Realty Trust, a Maryland real estate investment trust, will be held on Tuesday, May 18, 2021, at 10:00 a.m., Eastern time, virtually via the internet at www.meetingcenter.io/227839487 for the following purposes:
(1)
to elect six trustees to serve until the 2022 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;

(2)
to consider and vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers, as disclosed in the accompanying proxy statement;

(3)
to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(4)
to transact such other business as may properly come before the 2021 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Only holders of record at the close of business on March 8, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting of Shareholders or any adjournment or postponement thereof.
By Order of the Board of Trustees,
/s/ Joseph S. Bonventre Joseph S. Bonventre Secretary
New York, New York
April 8, 2021
Whether or not you expect to participate at the 2021 Annual Meeting of Shareholders, we urge you to authorize your proxy electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 18, 2021 (the “Notice”), or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and shareholders who participate in the meeting may withdraw their proxies and vote in person.

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2021
The Board of Trustees of Lexington Realty Trust, a Maryland real estate investment trust, is soliciting proxies to be voted at the 2021 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting. The Annual Meeting will be held Tuesday, May 18, 2021, at 10:00 a.m., Eastern time, virtually via the internet at www.meetingcenter.io/227839487. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to have your shares voted at the Annual Meeting.
All references to the “Company,” “we,” “our” and “us” in this proxy statement mean Lexington Realty Trust. All references to “Shareholder” and “you” refer to a holder of shares of beneficial interest, par value $0.0001 per share, of the Company, classified as common stock, which we refer to as common shares or shares, as of the close of business on March 8, 2021, which we refer to as the Record Date.

2020 COMPANY PERFORMANCE
During 2020, we achieved strong financial and operational results across our respective business lines. Management’s successful execution of our business plan further transitioned us closer to a 100% industrial-focused REIT. At year-end, our industrial exposure reached 91% of gross book value, excluding held for sale assets, a significant increase compared to 71% at year-end 2018.
Portfolio Transition Nearly Complete
Robust Industrial Growth	Focused Disposition Plan	Proactive Asset Management	Strong Balance Sheet	Ample Capital Raised
$612MM Acquisition Volume	$433MM Disposition Volume	5.2MM Square Feet Lease Volume	4.8X Net Debt/Adjusted EBITDA(1)	$618MM Net Proceeds
• 16 wa rehouse and distribution properties	• 16 assets	• 99.8% of cash base rents collected	• Maintained investment grade credit ratings	• Issued $400MM of 2.70% Senior Notes due 2030
• Investment of $60MM in development projects	• Includes sale of Lake Jackson, TX office property	• 98.3% leased at year end	• Reduced secured debt to 3.1% of Gross Assets	• Issued 23.2MM Common Shares
• Increased industrial exposure to 91% of gross book value		• Increased industrial cash base renewal rents by 17.5%		• Entered into forward sales through ATM for 5.0MM common shares

(1)
See our Quarterly Supplemental Information, December 31, 2020 (available in the Investors section of www.lxp.com), for the definition of Adjusted EBITDA and a reconciliation to net income. Our Quarterly Supplemental Information and any other information contained on our web site are not incorporated herein.

In March 2020, our management team efficiently executed our business continuity plan and quickly transitioned to a work-from-home arrangement for all employees. Our management team led (1) a review of all of our leases for provisions that might be triggered during a pandemic and (2) an out-reach effort to communicate with a representative of each tenant. To manage this effort, our management team formed a new committee to evaluate tenant rent relief requests and monitor rent collections. During this time, our executive officers worked as a team to oversee the acquisitions, dispositions and leasing transactions and capital raises referenced above.
We continue to believe that the impacts of COVID-19 on our portfolio are mitigated due to our focus on warehouse and distribution properties and the diversity of our tenant base, both geographically and by industry exposure. Accordingly, no adjustments were made to our 2020 compensation arrangements.

QUESTIONS AND ANSWERS
Why did you send me a Notice Regarding the Internet Availability of Proxy Materials?
We sent you the Notice Regarding the Internet Availability of Proxy Materials, or the Notice, regarding this proxy statement because we are holding the Annual Meeting and our Board of Trustees is asking for your proxy to vote your shares at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the Annual Meeting. You do not have to attend the Annual Meeting in order to have your shares voted. Instead, you may simply authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice. If you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement.
Why did I receive the Notice instead of a paper copy of proxy materials?
The United States Securities and Exchange Commission, or SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish to Shareholders proxy materials related to the Annual Meeting, including this proxy statement and our related annual report, by providing access to such documents on the Internet instead of mailing printed copies. Most Shareholders will not receive printed copies of the proxy materials unless they properly request them. Instead, the Notice, which was mailed to Shareholders, provides notice of the Annual Meeting and instructs you as to how you may access and review all of the proxy materials on the Internet or by telephone. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you properly revoke it.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of Shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a Shareholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held and members of our Board of Trustees and management will also attend by webcast.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/227839487. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is LXP2021.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered Shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting by webcast you must submit proof of your proxy power (legal proxy) reflecting your Lexington Realty Trust holdings along with your name and email address to

Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 13, 2021.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:
Computershare
Lexington Realty Trust Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?
Attendance at our past, in-person, annual meetings has been sparse. In 2020, we held our first virtual meeting primarily due to the COVID-19 pandemic.
We believe that hosting a virtual meeting provides the following benefits:
•
Expanded access, improved communication and cost savings; and

•
Safety in light of the continuing COVID-19 pandemic.

In future years, we expect to continue to provide a virtual option to attend our annual meetings of shareholders.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone, by requesting and returning a paper proxy card, or voting by submitting a ballot in person at the meeting.
Who is entitled to vote?
All Shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There was no other class of voting securities of the Company outstanding as of the close of business on the Record Date other than common shares.
What is the quorum for the Annual Meeting?
In order for any business to be conducted at the Annual Meeting, the holders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. As of the close of business on the Record Date, 277,554,740 common shares were issued and outstanding representing an equal number of votes entitled to be cast. Therefore, in order for a quorum to be present, holders of at least 138,777,371 common shares must be present, either in person or represented by proxy.
What is a broker non-vote?
Broker votes occur when a broker or nominee who has not received voting instructions from the beneficial owner on a “routine” matter (as defined by the New York Stock Exchange, which we refer to as the NYSE) casts a discretionary vote. In contrast, broker non-votes occur when a broker or nominee has not received voting instructions from the beneficial owner on a “non-routine” matter, as defined by the NYSE and, therefore, is not permitted under NYSE rules to cast a discretionary vote on that matter.

Will my shares be voted if I do not provide my proxy?
Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, which are broker votes discussed above. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions. The election of trustees and the advisory resolution on the compensation of our named executive officers are considered “non-routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be broker non-votes.
How many votes do I have?
Each common share outstanding on the Record Date is entitled to one vote for each trustee to be elected at the Annual Meeting and to cast one vote on each other item properly submitted for consideration at the Annual Meeting.
How do I vote or authorize a proxy to vote my shares that are held of record by me?
Via Internet:
Log on to www.envisionreports.com/LXP and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card or Notice.

By Telephone:
Call toll-free 1-800-652-VOTE (8683) and follow the instructions. You will be prompted for certain information that can be found on your proxy card or Notice.

In Person:
Vote at the Annual Meeting online via webcast.

How do I vote or authorize a proxy to vote my shares that are held by my broker?
If you have shares held by a broker (which is also known as holding shares in “street name”), you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting instructions by mail, telephone and on the Internet. If you would like to vote in person at the Annual Meeting, you must contact your broker and follow your broker’s instructions, including the instructions on how to obtain a proxy.
What am I voting on?
You will be voting on the following proposals:
(1)
to elect six trustees to serve until the 2022 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;

(2)
to consider and vote upon an advisory, non-binding resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement;

(3)
to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(4)
to transact such other business as may properly come before the 2021 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Will there be any other items of business on the agenda?
The Board of Trustees is not presently aware of any other items of business to be properly presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Joseph S. Bonventre and Beth Boulerice, or either of them, in their capacity as proxies, with respect to any other matters that might be properly presented at the meeting or any postponement or adjournment thereof.

Why am I being asked to vote on executive compensation?
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, requires us, as a public company, to seek a non-binding advisory vote from our Shareholders to approve the compensation awarded to our named executive officers, as disclosed in this proxy statement. Based on the non-binding advisory recommendation selecting an annual frequency of such non-binding advisory votes at the 2017 Annual Meeting of Shareholders, we are currently seeking a vote from Shareholders on an advisory resolution to approve the compensation awarded to our named executive officers on an annual basis. This advisory vote is non-binding, but the Board of Trustees considers our Shareholders’ concerns and takes them into account in determinations concerning our executive compensation program. See “Compensation of Executive Officers,” below. We will next seek a recommendation on the frequency of such non-binding advisory votes at the 2023 Annual Meeting of Shareholders.
How many votes are required to act on the proposals?
Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by holders of common shares at the Annual Meeting will be sufficient for (1) the election of a trustee (because the number of nominees equals the number of trustees to be elected), (2) adoption of the advisory, non-binding resolution to approve the compensation of our named executive officers, and (3) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
If you abstain or your shares are treated as broker non-votes, your abstention or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on (1) the election of trustees, (2) the resolution to approve, on an advisory, non-binding basis, the compensation of our named executive officers, or (3) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. As noted above, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions. The election of trustees and the advisory, non-binding resolution on the compensation of our named executive officers, are considered “non-routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be “broker non-votes.”
For purposes of the election of trustees, a majority of votes cast means the number of shares voted “FOR” a nominee must exceed the number of shares as to which the holders elected to “WITHHOLD” votes with respect to a nominee. If a nominee that is already serving as a trustee receives less than a majority of the votes cast for his or her election, such trustee is required to offer to tender his or her resignation to our Board of Trustees. The Nominating and Corporate Governance Committee will make a recommendation to our Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Trustees is required to act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders his or her resignation will not participate in our Board of Trustee’s decision on such resignation.
The votes on (1) the advisory resolution to approve the compensation of our named executive officers, and (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, are non-binding and serve only as recommendations to our Board of Trustees and the Audit Committee, as applicable.
What happens if I authorize my proxy without voting on all proposals?
When you return a properly executed proxy card or authorize your proxy telephonically or by the Internet, the shares that the proxy card or authorization represents will be voted in accordance with your directions. If you return the signed proxy card with no direction on a proposal, other than in the case of broker non-votes, the shares represented by your proxy will be voted in favor of (FOR) each of the nominees for trustee in Proposal No. 1 and in favor of (FOR) Proposals No. 2 and No. 3 and will be voted in the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

What if I want to change my vote after I return my proxy?
If you are a Shareholder of record, you may revoke your proxy at any time before its exercise by:
(1)
delivering written notice of revocation to our Secretary at c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015;

(2)
submitting to us a duly executed proxy card bearing a later date;

(3)
authorizing a proxy via the Internet or by telephone at a later date; or

(4)
attending the Annual Meeting and voting at the annual meeting online via webcast;

provided, however, that no such revocation under clause (1) or (2) shall be effective until written notice of revocation or a later dated proxy card is received by our Secretary on or before 11:59 p.m., Eastern Time, on May 16, 2021.
Participating in our Annual Meeting will not constitute a revocation of a previously delivered proxy unless you affirmatively indicate at our Annual Meeting that you intend to vote your shares by voting your shares online during the Annual Meeting webcast.
If you have shares held by a broker, you must follow the instructions given by your broker to change or revoke your voting instructions.
Will anyone contact me regarding this vote?
It is contemplated that brokerage houses will forward the proxy materials to Shareholders at our request. In addition to the solicitation of proxies by use of the mail, our trustees, officers, and other employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We may, from time to time, engage and pay outside proxy solicitation firms, although we have not engaged an outside firm at this time.
Who has paid for this proxy solicitation?
We will bear the cost of preparing, printing, assembling and mailing the Notice, proxy card, proxy statement, and other materials that may be sent to Shareholders in connection with this solicitation. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons, the cost of which is expected to be nominal.
How do I submit a proposal for the 2022 Annual Meeting of Shareholders?
If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or a trustee nominee under the “proxy access” provisions of our bylaws for inclusion in our proxy statement and proxy card for our 2022 Annual Meeting of Shareholders, you must submit the proposal to our Secretary no later than December 9, 2021, or submit the trustee nominee between November 9, 2021 and December 9, 2021, in accordance with Rule 14a-8 and our bylaws. In addition, any shareholder who wishes to propose a nominee to our Board of Trustees or submit any other matter to a vote at the 2022 Annual Meeting of Shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must deliver such information to our Secretary no later than December 9, 2021 (or as otherwise provided by applicable laws and in our bylaws, which are on file with the SEC and may be obtained from our Secretary upon request).
Our Board of Trustees will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2022 Annual Meeting of Shareholders.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent and/or with brokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Can I find additional information on the Company’s web site?
Yes. Our web site is located at www.lxp.com. Although the information contained on our web site is not part of this proxy statement, you can view additional information on the web site, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees, and reports that we file and furnish with the SEC. Copies of our code of business conduct and ethics, corporate governance guidelines, and charters of board committees also may be obtained by written request addressed to (1) Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations or (2) ir@lxp.com.
Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 18, 2021 — This proxy statement and the Annual Report to Shareholders are available at www.envisionreports.com/LXP.
We have elected to provide access to our proxy materials to our Shareholders on the Internet. Accordingly, a Notice of Meeting and Notice Regarding the Internet Availability of Proxy Materials was or will be mailed on or about April 8, 2021 to our Shareholders of record as of the close of business on the Record Date. If you wish to receive a hard copy of the proxy materials, please visit or contact:
1)
By Internet: www.envisionreports.com/LXP

2)
By Telephone: 1-866-641-4276

3)
By E-Mail*: investorvote@computershare.com

Please make the requests as instructed above on or before May 7, 2021 to facilitate timely delivery.
How do I obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 from the Company?
Upon written request to (1) Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4105, Attention: Investor Relations or (2) ir@lxp.com, we will provide any Shareholder, without charge, a hardcopy of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC, including our financial statements and schedule, but without exhibits. You may also obtain our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, at www.envisionreports.com/LXP.
What is “householding”?
“Householding” allows companies to deliver only one copy of notices and other proxy materials to multiple shareholders who share the same address (if they appear to be members of the same family) unless the company has received contrary instructions from an affected shareholder. We do not offer “householding” for Shareholders of record. Please contact your broker if you are not a Shareholder of record to find out if your broker offers “householding.”

*
If requesting materials by e-mail, please send an e-mail with “Proxy Materials Lexington Realty Trust” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Notice of Meeting and Notice Regarding the Internet Availability of Proxy Materials and state that you want a paper copy of the meeting materials. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS,
TRUSTEES, AND EXECUTIVE OFFICERS
The following table indicates, as of the close of business on March 8, 2021, (a) the number of common shares of the Company beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares and (b) the percentage such shares represented of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnote 1 to the table.
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Class
BlackRock, Inc.(2)	51,100,645	18.4%
The Vanguard Group, Inc.(3)	44,274,705	16.0%
FMR LLC(4)	34,769,520	12.5%

(1)
For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)
Based on information contained in a Schedule 13G filed with the SEC on January 25, 2021. According to such Schedule 13G, BlackRock, Inc., together with BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd, collectively have sole dispositive power over 51,100,645 common shares and sole voting power over 50,149,127 common shares. BlackRock Fund Advisors reported that it beneficially owns 5% or greater of the outstanding common shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021. According to such Schedule 13G/A, The Vanguard Group, Inc., together with Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard (Ireland) Limited, Vanguard Investments Australia, Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited, has shared power to vote or direct to vote 869,905 common shares, sole power to dispose of or to direct the disposition of 43,184,288 common shares, and shared power to dispose or to direct the disposition of 1,090,417 common shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information contained in a Schedule 13G filed with the SEC on February 8, 2021. According to such Schedule 13G/A, FMR LLC, together with FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company and Strategic Advisers LLC, has sole power to vote or direct to vote 13,069,391 common shares and sole power to dispose of or to direct the disposition of 34,769,520 common shares. FMR Co., Inc. reported that it beneficially owns 5% or greater of the outstanding common shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

The following table indicates, as of the close of business on March 8, 2021, (a) the number of common shares beneficially owned by each trustee and each named executive officer, as identified in the Compensation Discussion and Analysis below, and by all trustees and executive officers as a group, and (b) the percentage such shares represented of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnotes 1 and 2 to the table. The address for each trustee and named executive officer listed below is c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Class(2)
T. Wilson Eglin	2,710,152(3)	*
Beth Boulerice	307,640(4)	*
Joseph S. Bonventre	475,322(5)	*
Brendan P. Mullinix	391,335(6)	*
Lara Johnson	372,621(7)	*
Richard S. Frary	140,160(8)	*
Lawrence L. Gray	57,281	*
Jamie Handwerker	53,025	*
Claire A. Koeneman	69,005	*
Howard Roth	39,895	*
All trustees and executive officers as a group (13 persons)(9)	5,720,589	2.06%

*
Represents beneficial ownership of less than 1.0%

(1)
For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)
For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security (including, without limitation, limited partnership units redeemable into common shares) deemed owned by such person or persons is included in the total number of outstanding common shares but is not included in the total number of outstanding common shares for the purpose of computing the percentage ownership of any other beneficial owner (with the exception of determining the percentage owned by all trustees and executive officers as a group).

(3)
Includes (i) 1,375,490 common shares held directly by Mr. Eglin, (ii) 1,203,799 common shares held by Mr. Eglin which are subject to performance or time-based vesting requirements, and (iii) 130,863 common shares held in trust in which Mr. Eglin is a beneficiary.

(4)
Includes (i) 48,997 common shares held directly by Ms. Boulerice, (ii) 154,802 common shares held by Ms. Boulerice which are subject to performance or time-based vesting requirements, and (iii) 103,841 common shares held in trust in which Ms. Boulerice is a beneficiary and a trustee.

(5)
Includes (i) 205,753 common shares held directly by Mr. Bonventre and (ii) 269,569 common shares held directly by Mr. Bonventre which are subject to performance or time-based vesting requirements.

(6)
Includes (i) 195,295 common shares held directly by Mr. Mullinix, and (ii) 196,040 common shares held directly by Mr. Mullinix which are subject to performance or time-based vesting requirements.

(7)
Includes (i) 248,576 common shares held directly by Ms. Johnson, (ii) 124,025 common shares held directly by Ms. Johnson which are subject to performance or time-based vesting requirements, and (iii) 20 common shares held as a custodian.

(8)
Includes (i) 102,460 common shares held directly by Mr. Frary, (ii) 36,500 common shares held in Mr. Frary’s individual retirement account, and (iii) 1,200 common shares owned by Mr. Frary’s wife.

(9)
Includes James Dudley, our Executive Vice President and Director of Asset Management, Patrick Carroll, our Executive Vice President and Chief Risk Officer, and Mark Cherone, our Chief Accounting Officer, in addition to the listed trustees and named executive officers.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our trustees, executive officers, and beneficial owners of more than 10 percent of the total outstanding common shares to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the SEC and the NYSE. Trustees, executive officers, and beneficial owners of more than 10 percent of the total outstanding common shares are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us and written representations from our trustees and executive officers, we believe that, during the 2020 fiscal year, our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL NO. 1 ELECTION OF TRUSTEES
Board of Trustees
Our Board of Trustees currently consists of six trustees and no vacancies. All of our current trustees are nominated for election at the 2021 Annual Meeting of Shareholders. Election of our trustees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each trustee nominee.
The six nominees for trustee are T. Wilson Eglin, Richard S. Frary, Lawrence L. Gray, Jamie Handwerker, Claire A. Koeneman, and Howard Roth. Each nominee currently serves on our Board of Trustees and has consented to being named in this proxy statement and to serve if elected. Background information relating to the nominees for election appears below.
The enclosed proxy, if signed, dated, and returned, and any proxy properly authorized via the Internet or telephone, unless withheld, a broker non-vote or a contrary vote is indicated, will be voted FOR the election of these six nominees. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominee as may be nominated by our Board of Trustees. All trustees serve until our 2022 Annual Meeting of Shareholders or their earlier resignation or removal and until their respective successors, if any, are elected and qualify.
The following information relates to the nominees for election as our trustees:
Name	Business Experience
T. WILSON EGLIN Age 56 Tenure: 27 years
Mr. Eglin has served as our Chairman since April 2019, our Chief Executive Officer since January 2003, our President since April 1996, and as a trustee since May 1994. He served as one of our Executive Vice Presidents from October 1993 to April 1996 and our Chief Operating Officer from October 1993 to December 31, 2010. Mr. Eglin, as our Chief Executive Officer, provides our Board of Trustees with extensive experience in net-lease and industrial investing, real estate operations and capital markets having led us through various cycles of growth.

RICHARD S. FRARY Independent Age 73 Tenure: 14 years
Mr. Frary has served as a trustee since December 2006. Mr. Frary has been the founding partner and majority shareholder of Tallwood Associates, Inc., a private real estate investment firm, since 1990 and a partner of Brookwood Financial Partners, L.P., a private equity firm that acquires real estate and invests in private companies, since 1993. Mr. Frary also co-owns a portfolio of office, multifamily and community development assets. He serves as a director of Nexus BSP, Inc., a private oil and gas exploration company. Mr. Frary has been chair of the Advisory Board to the Sheridan Libraries at The Johns Hopkins University since 2000. He previously served as a director of Newkirk Realty Trust, Inc. and a trustee of The Johns Hopkins University. Mr. Frary is a CPA and provides our Board of Trustees with extensive real estate investment and corporate finance experience.

Name	Business Experience
LAWRENCE L. GRAY Independent Age 56 Tenure: 5 years
Mr. Gray has served as a trustee since December 2015. He is the Chief Executive Officer of GrayCo, Inc., a private real estate company that owns and manages apartment communities, master planned community investments and timberlands located throughout the Southeast region of the United States. Prior to joining GrayCo in 2010, Mr. Gray spent seventeen years in the investment banking business, most recently with Wachovia Corporation where he had direct responsibility for the Real Estate Investment Banking, Corporate Banking, Private Equity, Homebuilder Finance and Structured Finance groups. Prior to Wachovia, Mr. Gray worked in the real estate investment banking groups at J.P. Morgan and Morgan Stanley. Mr. Gray provides our Board of Trustees with extensive real estate investment and corporate finance experience.

JAMIE HANDWERKER Independent Age 60 Tenure: 4 years
Ms. Handwerker has served as a trustee since March 2017. She is a partner of KSH Capital, providing real estate entrepreneurs with capital and expertise to seed or grow their platform. Ms. Handwerker is also a member of the Board of Directors of Benefit Street Partners Realty Trust, Inc., a member of the University of Pennsylvania School of Arts & Sciences Board of Overseers and is the Founder and Chairperson of Penn Arts & Sciences Professional Women’s Alliance. Prior to joining KSH Capital in May 2016, Ms. Handwerker held senior roles at Cramer Rosenthal McGlynn LLC, where Ms. Handwerker managed the CRM Windridge Partners hedge funds. In 2019, Ms. Handwerker was named one of WomenInc.’s “Most Influential Corporate Directors.” Ms. Handwerker has extensive experience analyzing and investing in real estate investment trusts and provides our Board of Trustees with related insight.

CLAIRE A. KOENEMAN Independent Age 51 Tenure: 6 years
Ms. Koeneman has served as a trustee since September 2015. She currently serves as Head of Corporate Communications, North America at GOLIN, a leading Global Public Relations agency based in Chicago. Prior to joining GOLIN, she was a partner at Bully Pulpit Interactive and held leadership roles at both Hill+Knowlton Strategies, Inc. and Financial Relations Board (FRB). Ms. Koeneman serves as a diplomat to the Principality of Monaco in its Honorary Consular Corps. In 2019, Ms. Koeneman was named one of WomenInc.’s “Most Influential Corporate Directors.” Ms. Koeneman has many years of expertise in corporate communications and, as a strategic advisor to CEOs and boards of directors on all types of communications, provides our Board of Trustees with public and investor relations knowhow.

Name	Business Experience
HOWARD ROTH Independent Age 64 Tenure: 3 years
Mr. Roth has served as a trustee since November 2017. Mr. Roth is a principal of HSR Advisors, a consulting firm that provides strategic and financial advice. Mr. Roth retired in 2017 from Ernst & Young LLP, where he served as the leader of the firm’s global Real Estate, Hospitality & Construction (RHC) practice. Mr. Roth was a partner at Ernst & Young LLP (including its predecessor firm, Kenneth Leventhal & Co.) since 1991. Mr. Roth is also an advisor to the CEO of Avison Young and an Advisory Board Member of Hodes Weill & Associates and the BlackChamber Group. Mr. Roth provides our Board of Trustees with extensive public accounting experience, including knowledge of tax laws applicable to real estate companies, generally accepted accounting principles and public company reporting requirements.

Demographics

Diversity:
•
Our Board of Trustees began focusing on gender diversity in 2015, when Ms. Koeneman was appointed to our Board of Trustees.

•
Since 2017 when Ms. Handwerker was appointed to our Board of Trustees, our Board of Trustees has had two female members. Our Board of Trustees is now 33% female.

•
Our Board of Trustees is focused on furthering the diversity of its membership as opportunities arise, with a specific emphasis on racial and ethnic diversity and members of the LGBTQ community.

Tenure:
•
Our Board of Trustees believes that trustee refreshment ensures a diversity of perspectives.

•
We require all trustees attaining the age of 75 to submit a resignation on an annual basis to allow our Board of Trustees to determine whether they should continue as a trustee.

•
Since 2015, we have added four new trustees and 67% of our trustees have a tenure of less than ten years.

•
Only one of our trustees serves on the board of another public company.

Independence:
•
Our Corporate Governance Guidelines and the rules and regulations of the NYSE each require that a majority of our Board of Trustees are “independent” as that term is defined in the rules and regulations of the NYSE.

•
The Nominating and Corporate Governance Committee, on behalf of our Board of Trustees, performed its annual review and determined that, except for Mr. Eglin, our trustees are independent. Mr. Eglin is not independent because of his role as our Chief Executive Officer.

Required Vote and Recommendation
Election of each trustee requires the affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH NOMINEE.

CORPORATE RESPONSIBILITY
We seek to create a sustainable Environmental, Social and Governance, or ESG, platform that enhances both our company and shareholder value. We are committed to supporting our shareholders, employees, tenants, suppliers, creditors, and communities as we execute on our ESG objectives and initiatives. The ESG objectives below are integrated throughout our investment process and contribute to our ongoing long-term success on behalf of our shareholders.
Due to the properties in our portfolio primarily being subject to net leases where tenants are responsible for maintaining the buildings and are in control of their energy usage and environmental sustainability practices, our ability to implement ESG initiatives throughout our portfolio may be limited.
Our Nominating and Corporate Governance Committee is responsible for monitoring our ESG Strategy.
Environmental, Sustainability and Climate Change
Developing strategies that reduce our environmental impact and operational costs is a critical component of our ESG program.
Actions:	Performance:
• Track and monitor all landlord-paid utilities and track tenant utility data wherever possible.	• In process to collect, track and monitor landlord paid energy, water and, waste and recycling across the portfolio.
• Strategically implement green building certifications to highlight sustainability initiatives where feasible.	• Evaluated the portfolio for green building certifications and identified properties for near-term certification.
• Annually review and evaluate sustainability opportunities to increase efficiency and reduce costs.	• Circulated sustainability focused resources for tenants and property managers including Tenant Fit-Out Guide and Industrial Tenant Sustainability Guide.
• In process to evaluate solar arrays across the portfolio to reduce energy consumption and drive down greenhouse gas emissions.
Social
We believe that actively engaging with stakeholders is critical to our business and ESG efforts, providing valuable insight to inform strategy, attract and retain top talent, and strengthen tenant relationships.
Actions:	Performance:

•
Continuously engage with our tenants to understand leasing and operational needs at our assets and provide tools and resources to promote sustainable tenant operations.

•
Coordinate with tenants and property managers on health and well-being focused initiatives.

•
Assess our tenant satisfaction and feedback through annual tenant surveys.

•
Provide annual trainings, industry updates and access to tools and resources related to ESG for our employees.

•
Engaged third-party to begin the process of collecting and assessing feedback from our tenants.

•
Engaged with our employees through regular surveys, including an employee satisfaction survey.

•
Organized volunteer opportunities at non-profit organizations on company time and participated in clothing and food drives.

•
Invited our employees to commit time and/or money to a non-profit organization that was important to them and employees supported 20 different organizations focusing on diversity, equity and/or inclusion.

Actions:	Performance:

•
Provide health and well-being efforts focused on physical, emotional and financial health for our employees.

•
Support the communities in which we live and work through philanthropic events and support local charities through volunteer events.

•
Organized step and other health related challenges for our employees.

•
Provide an employee assistance program with 24/7 unlimited access to referrals and resources for all work-life needs, including access to face-to-face and telephonic counseling sessions, legal and financial referrals and consultations.

Governance
Transparency to our stakeholders is essential. We pride ourselves on providing our stakeholders with regular reports and detailed disclosures on our operational and financial health, and ESG efforts.
Actions:	Performance:
• Strive to implement best governance practices, mindful of the concerns of our shareholders.	• Maintain a Code of Business Conduct and Ethics, which includes a whistleblower policy.

•
Increase our ESG transparency and disclosure through reporting to frameworks, such as GRESB (the global ESG benchmark for real assets), and providing regular ESG updates to shareholders and other stakeholders.

•
Evaluate various industry groups that promote our alignment with recognized industry sustainability and ESG frameworks.

•
Perform enterprise risk assessments and management succession planning.

•
Developed a Stakeholder Engagement Policy to disclose our process when working with our key stakeholders including investors, property management teams, and tenants.

•
Became a supporter of the Task Force on Climate-Related Financial Disclosures (TCFD) reporting framework as of December 2020.

In addition to the items disclosed elsewhere, we maintain the following corporate governance practices:
Proxy Access	Our bylaws provide for proxy access.
Trustee Refreshment
Our Board of Trustee began a renewment process in 2015. Each trustee, upon attaining the age of 75 and annually thereafter, is required to tender a letter of resignation, which is accepted at the discretion of the other trustees.

Management Succession Plan
On at least an annual basis, our Chief Executive Officer submits a management succession plan that provides for the ordinary course and emergency succession for our Chief Executive Officer and other key members of management, which is reviewed by the Nominating and Corporate Governance Committee.

Self-Assessment	Our Board of Trustees and its committees each perform an annual self-assessment.
Board Independence	Our Board of Trustees is at least two-thirds independent, with 83% independent currently.
Independent Lead Trustee	We have an independent Lead Trustee because our Chairman is also our Chief Executive Officer.
Anti-Pledging/Hedging	We prohibit margin and/or pledging and/or hedging arrangements by our trustees, executive officers and employees.
Share Ownership
We have the following common share beneficial ownership requirements (after a phase-in period):
•
Chief Executive Officer: at least six times annual base salary.

•
Three next most highly compensated executive officers: at least three times annual base salary.

•
The fifth most highly compensated executive officer: at least two times annual base salary.

•
Non-management trustees: at least three times annual retainer.

Share Retention
We require our executive officers to maintain beneficial ownership of at least 50% of any common shares acquired by them through our equity award plans from the later of November 2009 and the date of appointment as an executive officer of the Company, including, without limitation, through option awards and vesting of restricted shares, after taxes and transaction costs, until retirement or other termination of employment.

Trustee Compensation	Our non-management trustees are paid 67% of their base annual retainer in our common shares.
Share Options	Our equity plan prohibits cash buyouts of underwater options.
Tax Gross-Ups	We have no tax gross-ups or single-trigger change-in-control severance arrangements.

Tenure	The average tenure of our independent trustees is less than 7 years as of the date of this proxy statement.
Declawed Blank Check Preferred	Blank check preferred shares cannot be issued as a “takeover” defense.
Shareholder Written Consent	Shareholders can act by written or electronic consent to the same extent shareholders can act at a meeting at which all shares are present and voted.
Special Meetings	Shareholders holding at least 25% of our outstanding common shares can call a special meeting of the shareholders.
No Exclusive Venue/Forum	There is no exclusive venue or forum for shareholder litigation.
No Fee Shifting	There is no fee shifting provision for unsuccessful shareholder litigants.
No Poison Pill	We do not have a poison pill.
Bylaw Amendment	Shareholders have concurrent power to amend our bylaws.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Trustees
Our Board of Trustees held 11 meetings during the fiscal year ended December 31, 2020. Each individual that was a trustee at the time of such meetings attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he or she served during his or her tenure.
We expect all trustees to attend each annual meeting of shareholders, but from time to time other commitments prevent all trustees from attending each meeting. All of our trustees attended the 2020 Annual Meeting of Shareholders, which was held on May 19, 2020.
Committees of our Board of Trustees
Our Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. Each of our committees (except for the Executive Committee) consists solely of trustees meeting the independence requirements of the NYSE rules, and our Audit Committee consists solely of trustees meeting the independence requirements of Rule 10A-3 under the Exchange Act.
	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
T. Wilson Eglin	C				•
Richard S. Frary	LT	•	•		C
Lawrence L. Gray	•		C		•
Jamie Handwerker	•	•		•
Claire A. Koeneman	•		•	C
Howard Roth	•	C		•

C = Chair
LT = Lead Trustee
Audit Committee. The Audit Committee of our Board of Trustees was established in accordance with Section 10A-3 of the Exchange Act. The principal functions of the Audit Committee are described below under the heading “Audit Committee Report” and are contained in a written charter, which is available on our web site at www.lxp.com. Our Board of Trustees has determined that Messrs. Roth and Frary each qualify as an “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and that all Audit Committee members are financially literate under NYSE rules. None of the current Audit Committee members serves on the audit committees of more than three publicly registered companies.
During the fiscal year ended December 31, 2020, the Audit Committee met nine times in-person and telephonically, including quarterly in-person meetings with management, an internal audit consulting firm and our independent registered public accounting firm, to discuss matters concerning, among other things, financial accounting matters, the audit of our consolidated financial statements, the adequacy of our internal controls over financial reporting, and internal audit matters. In addition, at each quarterly in-person Board of Trustees meeting, the Chairperson of the Audit Committee updated the Board of Trustees with respect to matters discussed at the Audit Committee meetings.
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has also been involved in the selection of the lead audit partner.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
Pursuant to the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity are presented to the Audit Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of the independent registered accounting firm engaged by the Company for tax consulting services for specific projects is pre-approved, provided, that the annual cost of all such retentions does not exceed $100,000.
The Audit Committee previously adopted an Internal Audit Charter, which formalizes the internal audit function of the Company. For the year ended December 31, 2020, the Audit Committee retained CohnReznick LLP to provide internal audit assistance.
Report of the Audit Committee of our Board of Trustees
The management of Lexington Realty Trust, a Maryland real estate investment trust (the “Trust”), is responsible for the internal controls and financial reporting process of the Trust. The independent registered public accounting firm is responsible for performing an independent audit of the Trust’s consolidated financial statements and auditing the Trust’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and issuing a report thereon. The Audit Committee of the Board of Trustees of the Trust (the “Audit Committee”) is responsible for monitoring and overseeing these processes. The charter of the Audit Committee is designed to assist the Audit Committee in complying with applicable provisions of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:
•
has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•
reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

•
pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•
reviews the independence of the independent registered public accounting firm,

•
reviews the adequacy of the Trust’s internal accounting controls, and

•
reviews accounting, auditing and financial reporting matters with the Trust’s independent registered public accounting firm and management.

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, to review and discuss the December 31, 2020 audited consolidated financial statements. The Audit Committee has discussed with Deloitte the matters required to be discussed by the PCAOB Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Deloitte, as required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
Based upon the Audit Committee’s discussions with management and Deloitte referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that the Board of Trustees of the Trust include the December 31, 2020 audited consolidated financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the United States Securities and Exchange Commission on February 18, 2021.
Audit Committee of the Board of Trustees
/s/ Howard Roth, Chairperson
Richard S. Frary
Jamie Handwerker
Compensation Committee. The functions of the Compensation Committee are set forth in a written charter, which is available on our web site at www.lxp.com. Primary among these functions are to determine the compensation for our executive officers and non-employee trustees and to administer and review our compensation plans and programs. The Compensation Committee members are Messrs. Gray (Chairperson) and Frary, and Ms. Koeneman. During the fiscal year ended December 31, 2020, the Compensation Committee met six times.
The Compensation Committee charter reflects various responsibilities, and the Compensation Committee periodically reviews and revises its charter. To assist in carrying out its responsibilities, the Compensation Committee regularly receives reports and recommendations from our executive officers, primarily our Chief Executive Officer, and from an outside compensation consultant it selects and retains. In addition and as appropriate, the Compensation Committee consults with its own legal or other advisors, all in accordance with the authority granted to it under its charter. During 2020, the Compensation Committee retained FPL Associates Compensation, a division of FPL Associates L.P., a nationally known executive compensation and benefits consulting firm, which we refer to as FPL. Other than reviewing and advising with respect to executive and trustee compensation, FPL does not provide any non-executive compensation or other services for us. As a result, FPL is an independent compensation consultant. Management does not retain any executive compensation consultant.
The Compensation Committee has the authority to determine and approve the individual elements of total compensation paid to our executive officers and certain other senior officers. The Compensation Committee reviews the performance and compensation of our executive officers, including the executive officers named in this proxy statement. Our Chief Executive Officer assists in the annual review of the compensation of our other executive officers and certain other senior officers. Our Chief Executive Officer makes recommendations with respect to salary adjustments and annual cash incentive opportunities, annual long-term incentive opportunities and any other long-term incentive awards based on his review and on market data compiled by the Compensation Committee’s compensation consultant or industry associations.
The Compensation Committee may form and delegate authority to subcommittees when and as the Compensation Committee deems necessary and appropriate.
Compensation Committee Report
The Compensation Committee (the “Compensation Committee”) of the Board of Trustees of Lexington Realty Trust, a Maryland real estate investment trust (the “Trust”), has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in the Trust’s proxy statement for the 2021 Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended December 31, 2020.
Compensation Committee of the Board of Trustees
/s/ Lawrence L. Gray, Chairperson
Richard S. Frary
Claire A. Koeneman
Nominating and Corporate Governance Committee. The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance, including ESG strategy, initiatives and policies, lead the annual assessment of our Board of Trustees and make recommendations for service on all other committees. These functions are set forth in a written charter, which is available on our web site at www.lxp.com. During the fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee met four times.
Our Board of Trustees believes that the Nominating and Corporate Governance Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph. However, the Nominating and Corporate Governance Committee intends to consider nominees recommended by shareholders, but only if the submission of a recommendation includes a current resume and curriculum vitae of the candidate, a statement describing the candidate’s qualifications, contact information for personal and professional references, the name and address of the shareholder who is submitting the candidate for nomination, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understandings between the submitting shareholder and the candidate for nomination. Submissions should be made to: Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015, Attention: Secretary. The Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination except as may be required by contractual obligations of the Company.
In recommending candidates for membership on our Board of Trustees, the Nominating and Corporate Governance Committee’s assessment includes consideration of issues of judgment, diversity, expertise, and experience. The Nominating and Corporate Governance Committee believes that a diverse board is one that includes differences of viewpoints, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate. Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise, or specialized skills, (iv) possess personality traits and backgrounds that fit with those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to our needs, and (vi) have the ability to commit sufficient time to effectively carry out the duties of a trustee.
The Nominating and Corporate Governance Committee follows legal and regulatory requirements, such as those relating to independence, and gives due consideration to characteristics, such as race, gender, ethnicity and sexual orientation.
Our Board of Trustees believes its effectiveness is enhanced by being comprised of individuals with diverse skills, experience and backgrounds that are relevant to the role of our Board of Trustees and the needs of our business. Our Board of Trustee’s objective is to foster a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination. Accordingly, the Nominating and Corporate Governance Committee regularly reviews the changing needs of our business and the skills, experience and backgrounds of its members, with the intention that our Board of Trustees will be periodically “renewed” as certain Trustees rotate off and new Trustees are recruited. Our Board of Trustee’s commitment to diversity and “renewal” will be tempered by the need to balance change with continuity, experience and a collaborative approach with each other and our Chief Executive Officer.
After completing this evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
To the extent there is a vacancy on our Board of Trustees, the Nominating and Corporate Governance Committee will either identify individuals qualified to become trustees through relationships with our trustees or executive officers or by engaging a third party. Our Board of Trustees consists of six individuals, but the size of our Board of Trustees may increase by a limited number to further diversify the membership of our Board of Trustees.
Executive Committee. The principal function of the Executive Committee is to exercise the authority of our Board of Trustees regarding routine matters performed in the ordinary course of business or specific authority as authorized and approved by our Board of Trustees. The Executive Committee is comprised of Messrs. Frary (Chairperson), Gray and Eglin. The Executive Committee does not meet regularly, but meets as necessary or as directed by our Board of Trustees.

Board Leadership Structure and Strategy and Risk Oversight
Our board leadership structure currently consists of an independent Lead Trustee and an executive Chairman. Our Board of Trustees believes that it is appropriate to combine the positions of Chairman and Chief Executive at this time due to Mr. Eglin’s critical role in our current strategy and his longevity with us. Mr. Eglin has guided us through various market cycles and our Board of Trustees believes that he is the appropriate person to serve as our Chairman.
Our Board of Trustees believes that a Lead Trustee, who is independent, is necessary and appropriate to provide additional, independent leadership to the Board. Our Corporate Governance Guidelines provide that the Lead Trustee shall have the following authority and specific responsibilities:
•
Preside at all meetings of our Board of Trustees at which the Chairman is not present.

•
Preside at all executive sessions of the non-management Trustees and Independent Trustees and set the format and agenda, with input from other Independent Trustees, at such executive sessions.

•
Call additional meetings of the non-management Trustees and Independent Trustees, as deemed necessary.

•
Facilitate discussion and open dialogue among the Independent Trustees during Board of Trustee meetings, executive sessions and outside of Board of Trustee meetings.

•
Serve as principal liaison between the Independent Trustees and the Chairman and management.

•
Communicate to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by Independent Trustees in executive sessions or outside of Board of Trustee meetings.

•
Provide the Chairman with comment to Board of Trustee meeting agendas and meeting schedules.

•
Periodically meet with Independent Trustees, as a group or individually, to discuss Board of Trustee and Committee performance, effectiveness and composition.

•
If appropriate, and in coordination with executive management, be available for consultation and direct communication with major shareholders.

Mr. Frary has been our independent Lead Trustee since February 6, 2017 and continues in this role in 2021.
Strategy and risk are an integral part of our Board of Trustees and Committee deliberations throughout the year. Management regularly updates, and reports to our Board of Trustees with respect to, our business plan. Management also performs a quarterly fraud risk assessment, which is reported to our Board of Trustees. The quarterly fraud risk assessment assesses the critical risks we face (e.g., strategic, operational, financial, legal/regulatory, and reputational), their relative magnitude and management’s actions to mitigate these risks. In addition, the Audit Committee assists our Board of Trustees with the oversight of our risk management program, including its oversight of our internal audit function, enterprise risk management and cybersecurity risks as further detailed below.
Information Security
As a smaller company, we use third-party vendors to assist us with our network and information technology requirements. Since 2019, BDO USA, LLC has provided us with virtual chief technology officer services, including cybersecurity.
On at least a quarterly basis, we report to our Board of Trustees or the Audit Committee on information technology matters. On an annual basis, our Audit Committee commissions an internal audit of our cybersecurity practices and receives a report from our internal auditor on our cybersecurity risks. In addition, our management participates in tabletop exercises and simulations as part of our business continuity, incident response and disaster recovery planning.
The net expenses we incurred from information security breaches, penalties and settlements over the last three years have been immaterial and nominal relative to total revenue. To our knowledge, we did not experience an information security breach in the last fiscal year.

Shareholder Communications
Parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquiries to our General Counsel by mail sent to our principal office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015. The mailing envelope should contain a clear notification indicating that the enclosed letter is an “Interested Party/Shareholder-Board Communication,” “Interested Party/Shareholder-Trustee Communication,” “Interested Party/Shareholder-Lead Trustee Communication” or “Interested Party/Shareholder-Non-Management Trustee Communication,” as the case may be.
Complaint Procedures for Accounting and Auditing Matters
We have established procedures set forth in our Code of Business Conduct and Ethics for (1) the receipt, retention and treatment of complaints and allegations regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”) and (2) the confidential, anonymous submission by Covered Persons (as defined therein) of concerns regarding Accounting Matters. Under these procedures, anyone with concerns regarding Accounting Matters or otherwise, may, as applicable, report their concerns to our compliance hotline by telephone at 844-502-7786 or on the web at http://LXP.ethicspoint.com. Complaints are reviewed by the Chairman of the Audit Committee and our General Counsel, as appropriate, and reported to our Board of Trustees on an as needed basis, but not less than quarterly.
Periodic Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines
Our Internet address is www.lxp.com. We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, other filings with the SEC, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such materials with the SEC. We also have made available on our web site copies of our current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, updated copies will also be made available on our web site. The contents of our web site are not incorporated into this Proxy Statement.
You may request a copy of any of the documents referred to above, without charge to you, by contacting us at the following address, email or telephone number:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attention: Investor Relations
ir@lxp.com
(212) 692-7200
Certain Relationships and Related Transactions
Policy. Under our policy regarding the review, approval and ratification of any related party transaction, the Audit Committee or our Board of Trustees (consisting of all of the non-conflicted members) reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) either approves or disapproves the related party transaction. Any related amendment to, or waiver of any provision of, our Code of Business Conduct and Ethics for executive officers or trustees must be approved by the Nominating and Corporate Governance Committee (consisting of the non-conflicted members) and will be promptly disclosed to our shareholders as required by applicable laws, rules or regulations including, without limitation, the requirements of the NYSE.

Any related party transaction will be consummated and continue only if the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is: (1) any person who is, or at any time since the beginning of our last fiscal year was, one of our trustees or executive officers or a nominee to become one of our trustees; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; and (4) any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner, principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.
Indemnification Agreements. Our trustees and certain of our executive officers have entered into indemnification agreements with us. Pursuant to these agreements, we agree to indemnify the trustee or executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer or in a similar capacity for any other entity at our request. These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.
Hedging Policy
We have adopted a policy that prohibits our trustees, officers and employees, as well as certain of their immediate family members, from buying or selling Company securities while in possession of material, non-public information. In addition, we have adopted a policy prohibiting trustees, officers, and employees from pledging our securities and from establishing short positions and hedging transactions, including through prepaid variable forwards, equity swaps, collars and exchange funds.
Charitable Contributions
During 2020, we did not make any charitable contribution to any tax-exempt organization in which any independent trustee serves as an executive officer.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during 2020 is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity whose executive officers served on our Compensation Committee or as a member of our Board of Trustees.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Introduction.
This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers.
Named Executive Officers. Our named executive officers are:
Name	Title
T. Wilson Eglin	Chairman, Chief Executive Officer and President
Beth Boulerice	Executive Vice President, Chief Financial Officer and Treasurer
Joseph S. Bonventre	Executive Vice President, Chief Operating Officer, General Counsel and Secretary
Brendan P. Mullinix	Executive Vice President and Chief Investment Officer
Lara Johnson	Executive Vice President
Compensation Committee Responsibility and Philosophy.   The Compensation Committee administers the compensation policies and programs for our named executive officers and regularly reviews and approves our compensation strategy and principles to ensure that they are aligned with our business strategy and objectives, encourage high performance, promote accountability and assure that management’s interests are aligned with the interests of our shareholders. The Compensation Committee believes that the compensation program should further both short-term and long-term business goals and strategies while enhancing shareholder value. In keeping with this philosophy, the compensation program’s objectives are to:
•
maintain a transparent compensation program that is easy for all of our shareholders to understand;

•
further align the interests of our named executive officers with those of our shareholders;

•
strengthen the relationship between pay and performance; and

•
retain key members of management.

The Compensation Committee believes that the business judgment of its members is necessary to properly evaluate and design an executive compensation program.
2020 “Say on Pay” Advisory Vote
Our shareholders have overwhelmingly voted “FOR” the compensation of our named executive officers as disclosed in the related proxy statement for the last three years.
2020	2019	2018
98% FOR	97% FOR	97% FOR
Based on such approvals, the Compensation Committee has largely maintained the compensation framework approved in 2020 for 2021 with modifications for our 2021 business plan objectives.
Shareholder Engagement
Since our 2020 Annual Meeting of Shareholders on May 19, 2020, we have engaged with many of our investors on a variety of matters, including executive compensation and governance matters.

Executive Compensation Best Practices.
The following is a summary of our executive compensation practices:
What we do:	What we don’t do:
We pay for performance

We disclose our compensation programs with transparency

We assess compensation risk

We use an independent compensation consultant

We use competitor and size-based peer groups

We require hold periods and have minimum share ownership guidelines

We have a clawback policy

We do not provide tax gross-up payments

We do not have excessive severance arrangements or single-trigger change in control severance payments

We do not encourage unnecessary or excessive risk taking as a result of our compensation policies.

We do not guarantee compensation or uncapped bonus payments.

We do not allow for repricing of stock options.

We do not allow hedging or pledging of our stock.

Peer Group Benchmarking Analysis.
We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the Compensation Committee regularly reviews the market data, pay practices and ranges of our “peer” companies and the broader market to ensure that we continue to offer a relevant and competitive executive pay program each year. Throughout this Compensation Discussion and Analysis, we refer to two distinct peer groups, as described below, which were established by the Compensation Committee in consultation with its independent compensation consultant and our Chief Executive Officer in 2020.
•
Competitor Peer Group.   For 2020, this group consisted of 13 public REITs, which are either (1) our competitors for industrial property acquisitions and tenants in the single-tenant industrial space or (2) owners of a portfolio of primarily net-leased assets. The companies included in this peer group are as follows:

EastGroup Properties, Inc.
Essential Properties Realty Trust, Inc
First Industrial Realty Trust Inc.
Getty Realty Corp.
National Retail Properties, Inc.
One Liberty Properties, Inc.
PS Business Parks, Inc.
Rexford Industrial Realty, Inc.
STAG Industrial, Inc.
STORE Capital Corporation
Terreno Realty Corporation
VEREIT, Inc.
W.P. Carey Inc.
This competitor peer group helped the Compensation Committee understand how each named executive officer’s total compensation compares with the total compensation for reasonably similar positions at our most direct REIT competitors.
•
Size Peer Group.   For 2020, this group consisted of 20 public REITs, which operate across multiple asset classes and are similar in size to our total capitalization. The total capitalization range for this peer group was $3.1 billion to $5.9 billion as of October 31, 2020. Our total capitalization was at approximately the 43rd percentile ($4.3 billion) of this peer group as of October 31, 2020. The companies included in this peer group are as follows:

Acadia Realty Trust
Agree Realty Corporation

Brandywine Realty Trust
Corporate Office Properties Trust
Empire State Realty Trust, Inc.
Healthcare Realty Trust Incorporated
iStar Inc.
Mack-Cali Realty Corporation
National Health Investors, Inc.
National Storage Affiliates Trust
Physicians Realty Trust
Piedmont Office Realty Trust, Inc.
PotlatchDeltic Corporation
Preferred Apartment Communities, Inc.
PS Business Parks, Inc.
Rayonier Inc.
Sabra Health Care REIT, Inc.
SITE Centers Corp.
Spirit Realty Capital, Inc.
Weingarten Realty Investors
The size-based peer group helped the Compensation Committee compare our overall compensation practices against a broader mix of REITs to ensure that our compensation practices are reasonable in light of the size of our organization. Although the two peer groups are comprised solely of REITs, we also compete with other public and private companies in the New York metropolitan marketplace for talent. Therefore, we also consider other information regarding market trends in compensation in addition to the data derived from these peer group reviews.
Determining the Amount of Each Element of Compensation.
The Compensation Committee reviews the performance of each of our named executive officers, including our Chief Executive Officer, on an annual basis. The Compensation Committee considers, among other things, (1) the scope of the individual’s responsibilities, including the demands and profile of the positions held by the individual, (2) the individual’s experience and tenure with us, (3) the individual’s performance and contribution to our performance, (4) our performance against annual objectives set forth in management’s business plan, and (5) competitive salaries. The Compensation Committee retains an independent compensation and benefits consultant, FPL, and considers the results of compensation studies prepared for it by such consultant or by industry and trade associations.
Our Chief Executive Officer assists in the annual review of our named executive officers and makes recommendations to the Compensation Committee. However, the Compensation Committee makes all determinations with respect to the actual compensation of our named executive officers, including our Chief Executive Officer.
The independent compensation consultant provides the following services to the Compensation Committee:
•
Management Data Collection:

◦
reviewing historical pay philosophy and practices;

◦
confirming the existing compensation philosophy; and

◦
reviewing the Chief Executive Officer’s recommendations.

•
Compensation Guidance and Commentary:

◦
providing initial thoughts and reactions to the Chief Executive Officer’s recommendations in light of then current market practices and performance;

◦
providing thoughts and perspectives on the broader REIT market, from a compensation perspective, based on ongoing conversations with executives/board members and up-to-date compensation data; and

◦
providing studies and recommendations regarding peer group data.

Compensation Risk Assessment
The Compensation Committee does not believe our executive compensation programs encourage unnecessary or excessive risk taking for the following reasons:
•
There are no guaranteed minimum payouts.

•
The annual cash incentive opportunity does not rely on total return to shareholders.

•
The annual cash incentive opportunity is based on multiple operational performance metrics.

•
Net Debt to Adjusted EBITDA was the only adjusted/non-GAAP metric in 2020, but we regularly disclose this metric, including a reconciliation, and analysts and investors use it as a balance sheet metric to compare us to our peers.

•
The annual long-term incentive opportunity has a three-year performance period based on total shareholder return relative to a competitor peer group and an index.

While we are focused on long-term shareholder value, the Compensation Committee believes that three-year vesting for share awards is an appropriate length of time due to the need to retain executives and reward them for results. Furthermore, our Compensation Committee believes the overall amount of our long-term incentive awards is relatively conservative.
Furthermore, we pay dividends currently on the time-based portion of our annual long-term incentive awards and dividends accrue on the performance-based portion of our annual long-term incentive awards and are paid upon vesting. Since we are a REIT, dividends are a necessary part of our business. Furthermore, all dividends are declared by our Board of Trustees. Accordingly, we do not believe that dividends are a risk in our compensation arrangements.
We maintain a clawback policy that allows for the recoupment of certain compensation if and to the extent (1) audited financial results provide for lower amounts or (2) the granting, vesting, or payment of such compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and the recipient of such compensation either benefited from a calculation that later proved to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement.
Pay for Performance.
A significant portion of the total target compensation for our named executive officers is in the form of performance-based incentive compensation, with the only “fixed” or “guaranteed” compensation in the form of annual base salaries and time-based long-term incentive awards.
•
Annual Cash Incentive Target Opportunity:

◦
70% based on annual pre-defined objective performance measures.

◦
30% based on subjective measures.

•
Annual Long-Term Incentive Target Opportunity:

◦
60% based on future total return to shareholders relative to peer and index groups.

In setting the pre-defined objective performance measures for the annual cash incentive target opportunity, multiple factors are considered and the measures are aligned with our then business plan.

Recap of 2020 Executive Compensation Program.
2020 Executive Compensation Program.   The 2020 executive compensation program consisted of (1) base salary, (2) annual cash incentive opportunity, and (3) annual long-term opportunity.
Annual Cash Incentive Awards.   The annual cash incentives awarded under the 2020 executive compensation program were as follows:
Officer	2020 Award	% of Target	% Change from 2019
T. Wilson Eglin	$1,367,318	159%	-4%
Beth Boulerice	$603,725	159%	21%
Joseph S. Bonventre	$619,613	159%	10%
Brendan P. Mullinix	$492,513	159%	-1%
Lara Johnson	$492,513	159%	16%
The target annual cash incentive opportunity for our named executive officers was a percentage of base salary as follows: 112.5% for Mr. Eglin; and 100% for the others. Seventy percent (70%) of the annual cash incentive opportunity was based on pre-defined objective measures (from January 1, 2020 to December 31, 2020) and 30% was based on subjective measures as disclosed in definitive proxy statement for the 2020 Annual Meeting of Shareholders.
In January 2021, the Compensation Committee evaluated the Company’s performance on the objective and subjective measures and made the determinations as detailed below.
Item	Weighting	Target	Estimated at 12/31/2020	Determination
Investments
Volume(1)	30%	$375 million	$683 million	Maximum
Dispositions	30%	$375 million	$435 million	Target/Maximum
Portfolio Management
Composition (Industrial/Other)	12.5%	90%/10%	91%/9%	Target
Top 50 Industrial Markets (% of Revenue from Industrial Portfolio)	12.5%	85%	81%	Threshold
Balance Sheet
Credit Ratings	5%	Maintain	Maintained	Target
Net Debt to Adjusted EBITDA(2)	5%	<5.5x	4.9x	Maximum
G&A Reduction(3)	5%	$0.5 million	$0.3 million	Threshold

(1)
Includes common share repurchases.

(2)
Calculated in accordance with our principal credit agreement.

(3)
Determined on a “run rate” basis.

The determination of the objective measurements resulted in each named executive officer being entitled to 141.25% of the target objective portion of the 2020 annual incentive opportunity, or approximately 99% of the total target opportunity. The Compensation Committee had the ability to clawback any amounts, as appropriate, if audited financial results would provide for lower incentive payouts. However, while our audited financial results differed slightly from the estimates above, our audited financial results would not have resulted in lower incentive payouts.

With respect to the subjective portion of the annual cash incentive opportunity, the Compensation Committee made the following determinations:
Officer	Rationale	% of Target Subjective Portion
T. Wilson Eglin
Mr. Eglin led us to success during the significant market volatility of 2020. Despite the challenges of the COVID-19 pandemic, Mr. Eglin oversaw:
•
Over $1 billion in investment and divestiture activity that led to an increase in our percentage of gross book value from industrial assets to 91%, exceeding our target for the year;

•
Over $600 million in capital raises, including opportunistic debt refinancing, which further strengthened our balance sheet;

•
Our investor outreach efforts, spending a considerable amount of time with shareholders, analysts and potential investors to discuss our investment and portfolio strategies;

•
The creation and decision making of a tenant rent relief request committee, which analyzed and approved all tenant rent relief negotiations; and

•
The expansion of our ESG efforts.

The Compensation Committee believes that Mr. Eglin’s vision of an industrial focused REIT and related business plan execution has benefited shareholders in the form of above-average returns, which justify the compensation Mr. Eglin has received.
200%
Beth Boulerice
During 2020, Ms. Boulerice:
•
Oversaw all of our financial reporting in a virtual environment;

•
Increased efficiencies in our financial reporting processes through the use of technology;

•
Actively participated in all of our capital raises, including the management of our ATM program;

•
Participated in our marketing efforts;

•
Oversaw compliance with the requirements of the Sarbanes-Oxley Act of 2002 and our internal controls over financial reporting, including managing those controls in a virtual environment;

•
Led efforts to reduce G&A expenses;

•
Actively participated in our diversity, equity and inclusion committee; and

•
Participated in the tenant rent relief committee and assisted in our rent collection efforts that led to 99.8% of cash base rents collected.

During 2020, Ms. Boulerice was appointed to our management investment committee.
200%

Officer	Rationale	% of Target Subjective Portion
Joseph S. Bonventre
During 2020, Mr. Bonventre oversaw our legal and operational activities, including:
•
Our response to the COVID-19 pandemic, the development of policies related to COVID-19 and other human resource matters;

•
Participated in the tenant rent relief committee and assisted in our rent collection efforts and our response to tenant relief requests;

•
Advised and guided our Board of Trustees on substantially all matters;

•
Assisted in substantially all of our transaction activities and all of our capital markets activities;

•
The selection of a consultant to assist with our ESG efforts and the implementation of our ESG platform;

•
Assisted in monitoring our G&A expenses;

•
Actively participated in our diversity, equity and inclusion committee; and

•
Our information technology initiatives, including our cybersecurity efforts.

		200%
Brendan P. Mullinix
Mr. Mullinix implemented our acquisition strategy, overseeing all our investment activity, including:
•
The purchase of 16 industrial assets for an aggregate cost of $612 million;

•
The investment of $60 million in development activity;

•
Expanded our industrial development pipeline, including the investment in build-to-suit development, the sale of a developed ground lease parcel from our first speculative development and the leasing of one of our partially completed speculative developments;

•
Participated in our marketing efforts;

•
Actively participated in our diversity, equity and inclusion committee; and

•
Participated in our tenant rent relief committee.

		200%
Lara Johnson	Ms. Johnson implemented our disposition strategy, overseeing all our disposition activity, including: • Directly participated in the disposition of 16 consolidated properties for an aggregate gross sales price of $433 million, and the disposition of two non-consolidated properties for an aggregate gross sales price of $50 million; • Participated in our tenant rent relief committee, assisted in our rent collection efforts and our response to tenant relief requests;	200%

Officer	Rationale	% of Target Subjective Portion

•
Assisted with operational and leasing matters, including maintaining our NAV model;

•
Actively participated in our diversity, equity and inclusion committee; and

•
Participated in our marketing efforts.

Overall, the subjective award for 2020 increased year over year due to (1) the individual performance of each of our named executive officers and (2) the named executive officers having worked well as a team to overcome operational issues presented by COVID-19 and make 2020 a successful year.
Annual Long-Term Incentive Award.   The 2020 annual long-term incentive award was disclosed in the proxy statement for the 2020 Annual Meeting of Shareholders (and are similar to the 2021 long-term incentive awards described below, but with a performance period of January 1, 2020 to December 31, 2022). The awards granted were as follows:
Officer	Performance-Based Opportunity			Service-Based Award	Total Target Opportunity
	Threshold	Target	Maximum
T. Wilson Eglin	$720,000	$1,440,000	$2,880,000	$960,000	$2,400,000
Beth Boulerice	$100,500	$201,000	$402,000	$134,000	$335,000
Joseph S. Bonventre	$168,000	$336,000	$672,000	$224,000	$560,000
Brendan P. Mullinix	$90,000	$180,000	$360,000	$120,000	$300,000
Lara Johnson	$60,000	$120,000	$240,000	$80,000	$200,000
Performance-Based Opportunity of Outstanding Long-Term Incentive Awards.
As a result of our strong relative performance, the percentile rankings in our performance-based long-term incentive awards were high. This resulted in the vesting at maximum for the peer group and index performance awards. The following is the result of the performance-based opportunity portion of the long-term incentive awards granted in 2018 for the performance period ended on December 31, 2020:
Performance Period Start Date	Total Return(1)	Peer Group Percentile Ranking	Peer Group Payout as a Percentage of Target	Index Percentile Ranking	Index Payout as a Percentage of Target
1/1/2018	37%	83.33%	200%	76.88%	200%

1.
Equal to the sum of (i) dividends earned in performance period, (ii) reinvestment income from such dividends, and (iii) the average closing price over the 20 trading days ended on the end of the performance period, divided by the average closing price over the 20 trading days beginning at the start of the performance period, minus 1.00.

The following table shows the values realized based on the grant date value and the market value on January 5, 2021, which was the date of vesting:
Officer	Grant Date Value	Market Value
T. Wilson Eglin	$2,122,020	$3,845,449
Beth Boulerice	$167,337	$303,242
Joseph S. Bonventre	$269,198	$487,830
Brendan P. Mullinix	$185,527	$336,205
Lara Johnson	$210,995	$382,357
Accrued dividends were also paid on the awards that vested upon vesting.

The following is a summary of the performance-based opportunity portion of the long-term incentive awards granted in 2019 and 2020 assuming the performance period for each award ended on December 31, 2020:
Performance Period Start Date	Total Return(1)	Peer Group Percentile Ranking	Peer Group Estimated Payout as a Percentage of Target	Index Percentile Ranking	Index Estimated Payout as a Percentage of Target
1/1/2019	31.45%	84.62%	200%	72.88%	191.53%
1/1/2020	3.03%	76.92%	200%	75.42%	200%

1.
Same as above.

The actual payouts for the 2019 awards will be disclosed in the proxy statement for the 2022 Annual Meeting of Shareholders and the actual payouts for the 2020 awards will be disclosed in the proxy statement for the 2023 Annual Meeting of Shareholders.
Reported, Realizable and Realized Pay for CEO.
A more complete view of total direct compensation (base salary, annual incentive opportunity and long-term incentive opportunity) requires a breakdown of “reported” and “realized” pay. A significant portion of the compensation reported in the Summary Compensation Table below is realizable pay, some of which may never be “realized” pay. However, the fair value of the realizable pay on the grant date is “reported” pay. Fair value is computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, as follows:
•
Service-based equity awards:   Fair value of the award is based on the closing price of the common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant) and does not reflect any time-based vesting conditions or service period even though it is not “realized” pay.

•
Performance-based equity awards:   Fair value of the award is determined using a Monte Carlo simulation model, which is an estimation of the value based on hypothetical models. However, if such performance is never achieved, the awards will not result in “realized” pay.

The following sets forth the reported and realized pay for Mr. Eglin, our Chief Executive Officer, for 2020, 2019 and 2018:
Year	Reported(1)	Realized(2)
2020	$5,711,382	$6,060,406
2019	$5,703,514	$7,221,390
2018	$5,071,152	$4,429,551
Three-Year Total	$16,486,048	$17,711,347

(1)
Reported pay is the Total from the Summary Compensation Table below.

(2)
Realized pay includes Salary, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation from the Summary Compensation Table below for the applicable year and the value realized upon vesting of share awards for the applicable years.

Elements of Compensation Program Applicable to Named Executive Officers for 2021.
The Compensation Committee retained FPL as its independent compensation consultant to perform an analysis of our compensation practices for our named executive officers with those of our peers and to make recommendations with respect to the compensation program applicable to our named executive officers for 2021.
In May 2020, Mr. Bonventre was appointed Chief Operating Officer and Mr. Mullinix was appointed Chief Investment Officer, but no adjustments were made to their compensation arrangements at that time.

Base Salary.   The Compensation Committee believes that base salaries provide our named executive officers with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals. For 2021, the Compensation Committee approved increases in base salaries for our named executive officers as noted below to ensure base salaries, and, in certain situations, overall compensation, remains competitive and in line with their roles and responsibilities. Base salaries are as follows:
Officer	2021 Base Salary	2020 Base Salary	% Change
T. Wilson Eglin	$785,000	$765,000	3%
Beth Boulerice	$400,000	$380,000	5%
Joseph S. Bonventre	$420,000	$390,000	8%
Brendan P. Mullinix	$375,000	$310,000	21%
Lara Johnson	$320,000	$310,000	3%
Annual Cash Incentive Opportunity.   The annual cash incentive opportunity is designed to supplement the cash compensation of our named executive officers so that cash compensation is competitive within our industry and peer groups and properly rewards our named executive officers for their performance and their efforts for meeting specified objectives. The annual cash incentive opportunity for the 2021 executive compensation program for our named executive officers will be a percentage of base salary as follows:
Officer	Threshold		Target		Maximum
T. Wilson Eglin	56.25%	$441,563	112.5%	$883,125	225%	$1,766,250
Beth Boulerice	50%	$200,000	100%	$400,000	200%	$800,000
Joseph S. Bonventre	50%	$210,000	100%	$420,000	200%	$840,000
Brendan P. Mullinix	50%	$187,500	100%	$375,000	200%	$750,000
Lara Johnson	50%	$160,000	100%	$320,000	200%	$640,000
Our Chief Executive Officer’s target total cash compensation (base salary plus target annual cash incentive) of $1,668,125 is approximately 1.2% more than the average target total cash compensation in the average of the two 2020 peer groups, which we believe is in-line with market.
Seventy percent of the annual cash incentive opportunity for our named executive officers will be determined by the following predefined objective performance measures derived from our business plan for the period commencing January 1, 2021 and ending December 31, 2021. The Compensation Committee believes the targets for the annual cash incentive opportunity are reasonable and rigorous in light of the 2021 business plan. The Compensation Committee’s determination of whether an item was met will be disclosed in the proxy statement for the 2022 Annual Meeting of Shareholders.
	Weighting	Target
Investments	40%
Volume		$350 million
New Development Project Funding		$100 million
Rationale:   External growth is an important part of our business plan. Assembling a portfolio of high-quality warehouse/distribution facilities is essential for us to achieve external growth. We separated new development project funding from our investment volume as we expect our development business to aid our growth.
The weighting and target volume have increased year over year to reflect the near completion of our transition to an industrial REIT and our focus on growth.
	Weighting	Target
Dispositions	15%
Volume		$200 million

Rationale:   As of December 31, 2020, our non-industrial portfolio represented 9.2% of our gross book value and consisted of 20 properties. Accordingly, we lowered the volume and weighting of dispositions year over year. Nonetheless, we expect management to continue to be a prudent seller of these remaining non-industrial assets as we believe the degree of difficulty of the selling effort may increase as the amount of non-industrial assets decreases.
	Weighting	Target
Portfolio Management	25%
Composition (Industrial/Other)		95%/5%
Industrial Same Store NOI Growth		2%
Warehouse/Distribution Leasing Spreads		5%
Rationale:   We believe successful portfolio management safeguards income and supports internal growth.
With respect to the composition of our portfolio, we believe that exiting the remaining non-industrial properties at what we believe are the best prices may take until the end of 2022. As a result, the target for our industrial assets at the end of 2021 is 95% and not 100%.
Our investment strategy is based on our belief that warehouse and distribution rents have better growth potential than suburban office rents. Accordingly, we have added two metrics related to leasing. The first is industrial same store NOI growth and the second is warehouse/distribution leasing spreads. The leasing spreads are the difference between the expiring rent per square foot and the renewal or new rent per square foot for leases signed or renewed during 2021.
	Weighting	Target
Balance Sheet	10%
Credit Rating		Maintain current ratings
Rationale: We take pride in our balance sheet and the opportunities it provides. In 2013, we became an investment-grade rated issuer.
	Weighting	Target
ESG	10%
ESG reporting frameworks		2
ISS Monthly Governance Score Average		3
Rationale:   In 2020, our management commenced, in earnest, efforts to establish an ESG platform. We believe that ESG focused investing and operations are an important contributor to our on-going long-term success. However, due to the properties in our portfolio primarily being subject to net leases where tenants are responsible for maintaining the buildings and are in control of their energy usage and environmental sustainability practices, our ability to implement ESG initiatives throughout our portfolio may be limited.
We have selected two ESG metrics that we believe are important objective measurements of our developing ESG platform. We expect the weighting and type of our ESG metrics will fluctuate as our ESG platform matures.
The Compensation Committee has the ability, in its sole discretion, to clawback any amounts pursuant to our clawback policy. The Compensation Committee will also have the right to modify the measurements and lower payouts to account for unusual and nonrecurring items or if any potential payouts are inappropriate in light of other circumstances, such as overall company or individual performance or unique market conditions.

The remaining 30% of the annual cash incentive will be based on subjective factors, including the following:
Officer	Subjective Factors
T. Wilson Eglin	• Overall transaction activity • Earnings results and growth • Balance sheet strategy • Accessing of capital markets • Investor outreach • Overall employee satisfaction
Beth Boulerice	• Quality and efficiency of financial reporting and other reporting • Quality of internal controls • Accessing capital markets • Investor outreach
Joseph S. Bonventre	• Legal risk management • Efficiency of operations • Accessing capital markets • Quality of disclosures and reporting
Brendan P. Mullinix	• Investment quality and volume • Development completion • Investor outreach
Lara Johnson	• Disposition volume • Joint venture management • Investor outreach
Long-Term Incentive Opportunity.   The long-term incentive opportunity is designed to increase the ownership of us by our named executive officers, while motivating long-term performance, encouraging long-term dedication to us and operating as a retention mechanism. No performance-based shares are earned for results below the threshold level.
The long-term incentive opportunity for the 2021 executive compensation program for our named executive officers is a long-term incentive award consisting of a mix of performance-based non-vested shares and service-based non-vested shares. Vesting for performance-based non-vested shares is tied to our total shareholder return relative to other REITs, which we think is more appropriate than absolute total shareholder return.
Type:	Performance-Based Non-Vested Shares		Service-Based Non-Vested Shares
Amount of Target Award:	30%	30%	40%
Comparator Group:	SNL US Equity REIT Index	Competitor peer group(1)	N/A
Vesting Conditions:
Cliff-based vesting after three-year performance period commencing January 1, 2021.
Performance Levels
Threshold: 33rd Percentile
Target: 50th Percentile
Maximum: 75th Percentile
Straight-line interpolation is used to determine awards for results between performance levels.
			Pro-rata vesting annually over three years.

Type:	Performance-Based Non-Vested Shares	Service-Based Non-Vested Shares
Dividends	Accrue and are only payable if and to the extent the shares vest.	Currently paid.
Rationale	Performance assessments within our applicable industry group and competitor peer group similar to shareholder comparison when making an investment decision.	Enhance retention and promote longer-term equity ownership in us.

(1)
Initially consisting of: EastGroup Properties, Inc. (EGP), Essential Properties Realty Trust, Inc. (EPRT), First Industrial Realty Trust Inc. (FR), Getty Realty Corp. (GTY), Monmouth Real Estate Investment Corporation (MNR), National Retail Properties, Inc. (NNN), One Liberty Properties, Inc. (OLP), PS Business Parks, Inc. (PSB), Rexford Industrial Realty, Inc. (REXR), Stag Industrial, Inc. (STAG), STORE Capital Corporation (STOR), Terreno Realty Corporation (TRNO), Vereit, Inc. (VER), and W.P. Carey Inc. (WPC).

The long-term incentive opportunity is as follows:
	Performance-Based Opportunity			Service-Based Award	Total Target Opportunity	Change from 2020
Officer	Threshold	Target	Maximum
T. Wilson Eglin	$810,000	$1,620,000	$3,240,000	$1,080,000	$2,700,000	13%
Beth Boulerice	$120,000	$240,000	$480,000	$160,000	$400,000	19%
Joseph S. Bonventre	$210,000	$420,000	$840,000	$280,000	$700,000	25%
Brendan P. Mullinix	$180,000	$360,000	$720,000	$240,000	$600,000	100%
Lara Johnson	$75,000	$150,000	$300,000	$100,000	$250,000	25%
The target long-term incentive opportunity for our Chief Executive Officer of $2,700,000 is approximately 0.9% more than the average of the average target long-term incentive award in the two peer groups, which we believe is in-line with market.
The number of performance-based non-vested shares (calculated using maximum opportunity level for accounting purposes) and service-based non-vested shares granted and issued was based on the closing price of our common shares on January 5, 2021 (the date specified in the Compensation Committee’s approval), which was $10.13 per share; with the number of performance-based non-vested shares rounded to the nearest share and the number of service-based non-vested shares rounded up to the nearest 10 shares to avoid fractional shares when vesting. We expect to disclose the amount of performance-based non-vested shares that vest in our definitive proxy statement for the 2024 Annual Meeting of Shareholders.
CEO Total Target Direct Compensation

Companywide Retirement and Health and Welfare Benefits.
In addition to the executive compensation programs outlined in this proxy statement, our named executive officers participate in retirement and health and welfare benefits that are available to all employees with no distinction made among any groups of employees other than as required by applicable tax rules. We do not believe that any of these benefits are excessive or above market.
Summary Compensation Table
The following table sets forth summary information concerning the compensation earned by our named executive officers for the fiscal years ended December 31, 2020, 2019 and 2018.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
T. Wilson Eglin Chief Executive Officer and President	2020	765,000	—	2,664,761	—	1,367,318	54,962	859,341	5,711,382
	2019	750,000	—	2,012,809	—	1,425,000	378,848	1,136,857	5,703,514
	2018	719,000	—	2,872,067	—	793,000	—	687,085	5,071,152
Beth Boulerice Executive Vice President, Chief Financial Officer and Treasurer	2020	380,000	—	371,948	—	603,725	—	81,914	1,437,587
	2019	350,104	—	240,494	—	500,000	—	140,343	1,230,941
Joseph S. Bonventre Executive Vice President, Chief Operating Officer, General Counsel and Secretary	2020	390,000	—	621,840	—	619,613	—	139,325	1,770,778
	2019	375,000	—	419,394	—	565,000	—	253,303	1,612,697
	2018	341,000	—	417,271	—	400,000	—	125,689	1,283,960
Brendan Mullinix Executive Vice President, and Chief Investment Officer	2020	310,000	—	333,192	—	492,513	—	94,671	1,230,376
	2019	300,000	—	325,445	—	500,000	—	167,517	1,292,962
Lara Johnson Executive Vice President	2020	310,000	—	222,166	—	492,513	—	106,646	1,131,325
	2019	300,000	—	285,218	—	425,000	—	188,298	1,198,516
	2018	295,000	—	327,075	—	325,000	—	99,531	1,046,606

(1)
The amounts shown include amounts earned but a portion of which may be deferred at the election of the officer under our 401(k) Plan.

(2)
Equals the aggregate grant date fair value of awards granted in the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. The fair value of share awards subject to time-based vesting conditions or service periods is based on the closing price of the common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant) and does not reflect any time-based vesting conditions or service period. The fair value of share awards subject to performance-based vesting conditions is determined using a Monte Carlo simulation model and the amount set forth above assumes “maximum” performance.

(3)
Amounts were paid pursuant to a non-equity incentive plan described in the applicable year’s definitive proxy statement.

(4)
Non-qualified deferred compensation consists solely of a trust established for the benefit of Mr. Eglin, into which, in previous years, he had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings consist of dividends and increase in market value of the common shares in the trust. None of the earnings were above-market. See “Non-Qualified Deferred Compensation,” below.

(5)
Amount represents: (i) dividends paid on non-vested common shares (excluding any deferred dividends), (ii) the dollar value of life insurance premiums paid by us during the applicable fiscal year with respect to portable life insurance policies for the life of certain executive officers, and (iii) contributions by us to the executive officer’s account under our 401(k) Plan. The premiums paid by us under company sponsored health care insurance, dental insurance, long-term disability insurance and life insurance available to all employees, are excluded. The following table details the 2020 other compensation amounts for each executive officer:

Executive	Dividends Paid on Certain Equity Awards(1)	Company- Paid Life Insurance Premiums	401(k) Company Contributions	Total
T. Wilson Eglin	$844,177	$1,314	$13,850	$859,341
Beth Boulerice	$68,064	$—	$13,850	$81,914
Joseph S. Bonventre	$125,475	$—	$13,850	$139,325
Brendan P. Mullinix	$80,821	$—	$13,850	$94,671
Lara Johnson	$92,796	$—	$13,850	$106,646

(1)
Includes dividends paid on service-based non-vested common shares and accrued dividends paid on vesting of performance-based non-vested common shares and long-term retention grants.

Grants of Plan-Based Awards
The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2020.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (CASH) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (SHARES) (#)			All Other Share Awards; Number of Shares (#)	All Other Option Awards; Number of Shares Underlying Option Awards	Exercise Price of Option Awards ($)	Grant Date Fair Value of Share and Option Awards ($)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
T. Wilson Eglin	1/7/20	—	—	—	67,861	135,722	271,443	90,490	—	—	2,664,761
	3/30/20(1)	430,313	860,625	1,721,250	—	—	—	—	—	—	—
Beth Boulerice	1/7/20	—	—	—	9,473	18,945	37,889	12,630	—	—	371,948
	3/30/20(1)	190,000	380,000	760,000	—	—	—	—	—	—	—
Joseph S. Bonventre	1/7/20	—	—	—	15,835	31,669	63,337	21,120	—	—	621,840
	3/30/20(1)	195,000	390,000	780,000	—	—	—	—	—	—	—
Brendan P. Mullinix	1/7/20	—	—	—	8,483	16,966	33,931	11,320	—	—	333,192
	3/30/20(1)	155,000	310,000	620,000	—	—	—	—	—	—	—
Lara Johnson	1/7/20	—	—	—	5,656	11,311	22,621	7,550	—	—	222,166
	3/30/20(1)	155,000	310,000	620,000	—	—	—	—	—	—	—

(1)
See “Compensation Discussion and Analysis — Recap of 2020 Executive Compensation Program,” above, for the actual payouts. Share amounts are rounded.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2020.
	Option Awards			Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
T. Wilson Eglin	—	—	—	—	476,719	5,062,756	917,063	9,739,209
Beth Boulerice	—	—	—	—	43,023	456,904	99,598	1,057,731
Joseph S. Bonventre	—	—	—	—	78,794	836,792	166,913	1,772,616
Brendan P. Mullinix	—	—	—	—	48,570	515,813	110,125	1,169,528
Lara Johnson	—	—	—	—	50,126	532,338	98,051	1,041,302

(1)
Market value has been calculated using the closing price of our common shares on the NYSE on December 31, 2020, which was $10.62 per share. For 2018 performance share awards, actual vesting based on performance was used. For 2019 and 2020 performance share awards, maximum performance was assumed.

(2)
The shares set forth above vest (subject to continued service) as follows:

	1/2021	1/2022	1/2023
T. Wilson Eglin	236,836	209,719	30,164
Beth Boulerice	21,069	17,744	4,210
Joseph S. Bonventre	38,554	33,200	7,040
Brendan P. Mullinix	24,243	20,553	3,774
Lara Johnson	25,903	21,707	2,516

(3)
The shares set forth above vest (subject to continued service and achievement of performance) as follows:

	1/2021	1/2022	1/2023
T. Wilson Eglin	379,610	266,010	271,443
Beth Boulerice	29,935	31,774	37,889
Joseph S. Bonventre	48,157	55,419	63,337
Brendan P. Mullinix	33,189	43,005	33,931
Lara Johnson	37,745	37,685	22,621

Option Exercises and Stock Vested
The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the named executive officers during the year ended December 31, 2020.
	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
T. Wilson Eglin	—	—	282,711	3,013,785
Beth Boulerice	—	—	27,541	293,643
Joseph S. Bonventre	—	—	46,978	500,803
Brendan P. Mullinix	34,000	106,080	33,286	354,886
Lara Johnson	—	—	36,203	385,985

(1)
The value realized on exercise is calculated as the product of (a) the number of common shares for which the share options were exercised and (b) the excess of the closing price of our common shares on the NYSE on the day before the date of exercise (or for a broker assist exercise, at the price the underlying common shares were sold) over the applicable exercise price per share option. Includes shares withheld to satisfy exercise price and tax obligations, as applicable.

(2)
The value realized on vesting is calculated as the product of (a) the number of non-vested common shares that vested and (b) the closing price of our common shares on the NYSE on the day used for calculation of taxable income. Includes shares withheld to satisfy tax obligations. Excludes accrued dividends, if any, which are in All other Compensation in the “Summary Compensation Table” above.

Pension Benefits
We do not provide any pension benefits to the named executive officers. We maintain a 401(k) Plan as disclosed above.
Non-Qualified Deferred Compensation
The following table sets forth summary information concerning non-qualified deferred compensation for each of the named executive officers during the year ended December 31, 2020. Non-qualified deferred compensation consists solely of a trust established for the benefit of Mr. Eglin in which in previous years Mr. Eglin had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to Mr. Eglin. Earnings consist of dividends paid and the change in market value of the common shares in the trust. The earnings are included in the Summary Compensation Table above.
Name	Executive Contributions in 2020 ($)	Registrants Contributions in 2020 ($)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals/ Distributions in 2020 ($)	Aggregate Balance at December 31, 2020 ($)(1)
T. Wilson Eglin	—	—	54,962	54,962	1,389,765
Beth Boulerice	—	—	—	—	—
Joseph S. Bonventre	—	—	—	—	—
Brendan P. Mullinix	—	—	—	—	—
Lara Johnson	—	—	—	—	—

(1)
In accordance with the trust agreement, complete distribution/withdrawal of Mr. Eglin’s account will be made in the event of a change in control or termination of Mr. Eglin’s employment.

Potential Payments upon Termination or Change in Control
As of December 31, 2020, each of the named executive officers had the right to receive severance compensation upon the occurrence of certain termination events under a severance arrangement applicable to certain executive officers. None of our named executive officers were entitled to any payments in the event of a change of control without a termination of employment.
The executive severance arrangement provides that the executive officer would be entitled to receive severance payments upon termination by us without “cause” and termination by the executive officer with “good reason”, including if either occurs within a “change in control” (as defined in the severance agreement) equal to 2.5x base salary, the average of the last two annual cash incentive awards and continuation of certain benefits for 2.5 years for Mr. Eglin and 2.0x base salary, the average of the last two annual cash incentive awards and continuation of certain benefits for 2 years for all others.
Each of the named executive officers would also be entitled to receive severance payments upon termination for “Disability” (as defined in the severance agreement) or death equal to 1x base salary and continuation of certain benefits for 2 years.
Upon certain terminations, (x) all non-vested time-based long-term incentive awards, including long-term retention awards, and all non-vested but earned performance-based long-term incentive awards shall accelerate, become fully earned and vested, (y) the end of the performance period for all non-vested but unearned performance-based long-term incentive awards shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested (provided, that upon certain events in connection the a change in control, all such awards, instead of a pro rata amount of such awards, shall then be deemed earned awards), and (z) all unexercised share option awards shall terminate within six months of such termination of employment.
Our severance arrangements do not contain: (1) a high multiple, (2) any multiple on long-term incentive awards, (3) vesting of all non-vested performance-based awards regardless of whether the performance targets were met, or (4) a “gross-up” of the severance payment to cover the excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise tax.
The tables below estimate the payments and benefits to each of the named executive officers assuming they were terminated on December 31, 2020. Continuation of benefits are assumed to be paid by a lump-sum payment at termination based on annualized December 2020 premiums. Bonus portion of severance payment is based on the average of the 2020 and 2019 actual annual incentive awards. Value of accelerated equity awards (1) is based on the closing price of our common shares on the NYSE on December 31, 2020 of $10.62 per share, and (2) consists of time-based non-vested shares set forth in Outstanding Equity Awards at Fiscal Year-End table above and a pro rata amount of expected performance-based non-vested shares, based on performance to date and the number of days completed in the period, and excludes accrued dividends.
T. Wilson Eglin	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	1,915,500	—	765,000	—
Bonus portion of severance payment	3,490,398	—	—	—
Group healthcare benefits	108,626	—	86,901	—
Value of accelerated equity awards	11,898,591	—	11,898,591	—
Total Payments and Benefits	17,413,115	—	12,750,492	—

Beth Boulerice	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	760,000	—	380,000	—
Bonus portion of severance payment	1,103,725	—	—	—
Group health care benefits	55,539	—	55,539	—
Value of accelerated equity awards	1,129,136	—	1,129,136	—
Total Payments and Benefits	3,048,400	—	1,564,675	—
Joseph S. Bonventre	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	780,000	—	390,000	—
Bonus portion of severance payment	1,184,613	—	—	—
Group health care benefits	69,516	—	69,516	—
Value of accelerated equity awards	1,956,487	—	1,956,487	—
Total Payments and Benefits	3,990,616	—	2,416,003	—
Brendan P. Mullinix	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	620,000	—	310,000	—
Bonus portion of severance payment	992,513	—	—	—
Group health care benefits	30,693	—	30,693	—
Value of accelerated equity awards	1,286,422	—	1,286,422	—
Total Payments and Benefits	2,929,628	—	1,627,115	—
Lara Johnson	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	620,000	—	310,000	—
Bonus portion of severance payment	917,513	—	—	—
Group health care benefits	3,290	—	3,290	—
Value of accelerated equity awards	1,260,477	—	1,260,477	—
Total Payments and Benefits	2,801,280	—	1,573,767	—
CEO Pay Ratio.
For 2020, the annual total compensation of our median employee (other than our CEO) was $151,113 and the annual total compensation of our CEO was $5,711,382, and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 38 to 1. The annual total compensation of our median employee and our CEO were calculated in accordance with the requirements for the Summary Compensation Table above.

Trustee Compensation
None of our employees receives or will receive any compensation for serving as a member of our Board of Trustees or any of its committees. Our non-employee trustees received the following aggregate amounts of compensation for the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard S. Frary	80,000	100,000	—	—	—	—	180,000
Lawrence L. Gray	65,000	100,000	—	—	—	—	165,000
Jamie Handwerker	50,000	100,000	—	—	—	—	150,000
Claire A. Koeneman	65,000	100,000	—	—	—	—	165,000
Howard Roth	70,000	100,000	—	—	—	—	170,000
Effective April 1, 2019, the Compensation Committee adopted the following non-employee trustee compensation program, which replaced all previous non-employee trustee compensation arrangements:
•
$150,000 retainer consisting of $50,000 in cash and $100,000 in vested common shares;

•
$30,000 additional cash annual retainer for the Lead Trustee;

•
$20,000 additional cash annual retainer for the Chairperson of the Audit Committee;

•
$15,000 additional cash annual retainer for the Chairperson of the Compensation Committee; and

•
$15,000 additional cash annual retainer for the Chairperson of the Nominating and Corporate Governance Committee.

The retainers are paid quarterly in arrears and the portion of the retainer paid in common shares will be based on the average closing price over the applicable quarter.
Non-employee trustees also receive reimbursement of their out-of-pocket travel costs to attend meetings.
Any initial equity award for a newly appointed or elected trustee will be decided by the Compensation Committee on a case-by-case basis.

PROPOSAL NO. 2 ADVISORY RESOLUTION TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act require that we seek an advisory resolution from our Shareholders to approve the compensation awarded to our named executive officers as disclosed in this proxy statement. Although the advisory resolution is non-binding, the Board of Trustees and the Compensation Committee will review the results of the vote and will consider our Shareholders’ views and take them into account in future determinations concerning our executive compensation programs. Please refer to the section entitled “Compensation Discussion and Analysis” for details about our executive compensation programs.
A proposal in the form of the following resolution will be submitted for a non-binding, advisory vote at the Annual Meeting:
“RESOLVED, that the Shareholders approve, on a non-binding, advisory basis, the compensation of the Trust’s named executive officers set forth in the 2021 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying compensation tables and related information).”
Required Vote and Recommendation
The advisory resolution to approve the compensation of our named executive officers requires a majority of the votes cast on the proposal at the Annual Meeting. Although the vote on this Proposal No. 2 is a nonbinding, advisory vote, the Board of Trustees will carefully consider the voting results.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although Shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Deloitte for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified by the Shareholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
There are no affiliations between us and Deloitte’s partners, associates or employees, other than as pertaining to Deloitte’s engagement as our independent registered public accounting firm. Representatives of Deloitte are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
Audit and Audit-Related Fees
The following table presents audit fees and audit related fees and tax fees billed to us by Deloitte.
	2020	2019
Audit fees(1)	$1,130,000	$1,133,250
Audit-related fees(2)	170,000	—
Total audit and audit related fees	1,300,000	1,133,250
Tax fees(3)	290,290	297,485
All other fees	—	—
Total fees	$1,590,290	$1,430,735

(1)
Audit fees are fees for services rendered for the audit and review of our financial statements.

(2)
Audit-related fees refers to fees for services that are reasonably related to the performance of the audit or review of our financial statements.

(3)
Tax fees consisted of fees for tax compliance and preparation services.

The Audit Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accounting firm’s independence. All of the services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” were pre-approved by the Audit Committee, as set forth below.
The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, and has adopted appropriate policies in this regard. With regard to fees, annually, the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change. Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to us engaging any such services, regardless of the amount of the fees involved. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of our independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the annual cost of all such retentions does not exceed $100,000. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.
Required Vote and Recommendation
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3.

OTHER MATTERS
The Board of Trustees is not aware of any business to come before the Annual Meeting other than (1) the election of trustees, (2) the advisory, non-binding resolution to approve executive compensation, and (3) the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. However, if any other matters should properly come before the Annual Meeting or any postponement or adjournment thereof, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form or as authorized via the Internet or telephone will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.2021 Annual Meeting Proxy CardYour vote matters – here’s how to vote!You may authorize a proxy to vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/LXP or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LXPq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Trustees recommend a vote FOR all the nominees listed and FOR Proposals 2 and 31. Election of Trustees+For Withhold For Withhold For Withhold01 - T. Wilson Eglin04 - Jamie Handwerker02 - Richard S. Frary05 - Claire A. Koeneman03 - Lawrence L. Gray 06 - Howard Roth2. To consider and vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers, as disclosed in the accompanying proxy statement.For Against Abstain3. To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.For Against AbstainTo transact such other business as may properly come before the 2021 Annual Meeting of Shareholders or any adjournment or postponement thereof.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, officer, trustee, guardian, custodian or in any other representative capacity, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.03DXQB1 U P X +

2021 Annual Meeting Admission Ticket2021 Annual Meeting of Lexington Realty Trust May 18, 2021, 10:00am ETThe 2021 Annual Meeting of Shareholders of Lexington Realty Trust will be held on Tuesday, May 18, 2021 at 10:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/227839487.To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.The password for this meeting is — LXP2021.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 18, 2021.The Proxy Statement and our Annual Report are available at: www.envisionreports.com/LXPSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LXPLexington Realty Trustq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+Proxy Solicited by Board of Trustees for 2021 Annual Meeting of Shareholders — May 18, 2021The undersigned shareholder of Lexington Realty Trust, a Maryland real estate investment trust, hereby appoints Beth Boulerice and Joseph S. Bonventre, or either of them as proxies for the undersigned, each with the power of substitution, to attend the 2021 Annual Meeting of Shareholders of Lexington Realty Trust to be held on May 18, 2021, at 10:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/227839487, or any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2021 Annual Meeting of Shareholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.Shares represented by this proxy will be voted as instructed below. If no such directions are indicated, but this proxy is properly executed, the Proxies will have authority to vote FOR the election of the Board of Trustees and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.+